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                                                                    EXHIBIT 1.6
                              The Gillette Company

                          Floating Rate Notes due 2043

                                 TERMS AGREEMENT

                                                               September 9, 2004

The Gillette Company
Prudential Tower Building
Boston, Massachusetts 02199

Attention: Gail F. Sullivan, Treasurer

Ladies and Gentlemen:

            Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (collectively, the "Underwriters") severally agree to purchase from The Gillette Company (the "Company"), and the Company agrees to sell to the each such Underwriter, the respective principal amount of the Floating Rate Notes due 2043 (the "Notes") of The Gillette Company (the "Company") set forth opposite each such Underwriter's name in Annex A of this Terms Agreement.

      1. Such purchase and sale shall be on the terms and conditions of the Distribution Agreement, dated August 23, 2002, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and you (the "Agreement"), which Agreement is incorporated herein by reference, with the changes set forth below:

            a. The Underwriters severally, and not jointly, are appointed as the Agent in connection with their respective purchases, as principals, of the Notes in the amounts set forth opposite their names in Annex A of this Terms Agreement. All references to the Agent in the Agreement shall mean the Underwriters. The Underwriters shall be entitled to all rights and interests of the Agent, including the benefit of the representations and warranties, agreements, indemnities and contribution obligations by and of the Company, and shall be responsible for all obligations and liabilities of the Agent, including indemnities and contribution obligations by and of the Agent, provided for in the Agreement, as herein modified.

            b. The appointment of the Underwriters hereunder to serve as the Agent is limited to acting as underwriters with respect to the purchase and sale of the Notes.

            c. With respect to indemnification as provided in Section 8 of the Agreement, (i) the Underwriters' respective obligations to indemnify shall be several, and not joint, and shall apply only with reference to information, if any, relating to each such Underwriter furnished to the Company in writing by such Underwriter; and (ii) the Company shall not be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any of the Agents within the meaning of either

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Section 15 of the Securities Act (as defined in the Agreement) or Section 20 of the Exchange Act (as defined in the Agreement).

            d. The Underwriters' respective contribution obligations as provided in Section 9 of the Agreement shall be several in proportion to the respective total discount on the Notes purchased by each such Underwriter hereunder, and not joint.

            e. If any Underwriter defaults or Underwriters default in their respective obligations to purchase Notes agreed to be purchased by such Underwriter or Underwriters hereunder and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder (or in such other proportions as the non-defaulting Underwriters may agree), to purchase the Notes which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes and arrangements satisfactory to the Underwriters and the Company for the purchase of such Notes by other persons are not made within 36 hours after such default, this Terms Agreement will terminate without liability on the part of any nondefaulting Underwriters or the Company. As used herein, the term "Underwriter" includes any person substituted for a Underwriter under the terms of this paragraph. Nothing herein will relieve a defaulting Underwriter from liability for its default.

            f. For purposes of Section 13 of the Agreement, all notices sent to the respective Underwriters shall be sent to the following addresses in addition to the addresses provided therein:

            Citigroup Global Markets Inc.
            388 Greenwich Street
            New York, NY 10013

            UBS Securities LLC
            677 Washington Boulevard
            Stamford, CT 06901

            2. Solely with respect to the purchase and sale of the Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby waives its rights under Section 1(a) of the Agreement to be the sole exclusive underwriter for the purchase and sale of the Notes.

            3. The terms of the Notes shall be as follow:

                  [Remainder of page intentionally left blank]

                                       2
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                                    THE NOTES

Aggregate Principal Amount:    $46,407,000

Issue Price:                   100% of Principal Amount plus accrued interest
                               from July 2, 2004

Purchase Price:                99% of Principal Amount

Method of Determining          Three-Month LIBOR, reset quarterly, minus 0.30%,
Interest Rate:                 accruing from July 2, 2004

Interest Payment Dates:        January 2, April 2, July 2 and October 2 of each
                               year, commencing October 2, 2004

Date of Maturity:              April 2, 2043

Redemption Provisions:         In whole or in part, at the option of the
                               Company, on or after April 2, 2033 at the redemption prices specified in the form of Pricing Supplement attached hereto as Annex B plus accrued interest thereon

Repayment Provisions:          In whole or in part, at the option of holders of
                               the Notes, on April 2 of every year through 2014 and every third year thereafter at the repayment prices specified in the form of Pricing
                               Supplement attached hereto as Annex B plus accrued interest thereon

Survivor's Option:             The Notes are not subject to the Survivor's
                               Option.

Closing Date:                  September 16, 2004

Method of Payment:             Immediately available funds

Trustee, Paying Agent
and Authenticating Agent:      J.P. Morgan Trust Company, National Association

Calculation Agent:             J.P. Morgan Trust Company, National Association

Documentation Requirements:    Each of the documents specified
                               in Sections 5(b)(1), (c) and (d)

                                       3
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                               of the Agreement shall be dated
                               as of, and delivered to the
                               undersigned on, the Closing
                               Date

Other terms:                   The Notes shall have such
                               additional terms as are
                               specified in the form of
                               Pricing Supplement attached
                               hereto as Annex B

            This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

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                                           CITIGROUP GLOBAL MARKETS INC.

                                           By: /s/ Authorized Signatory
                                               ---------------------------------
                                               Title: Authorized Signatory

                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED

                                           By: /s/ Authorized Signatory
                                               ---------------------------------
                                               Title: Authorized Signatory

                                           UBS SECURITIES LLC

                                           By: /s/ Authorized Signatory
                                               ---------------------------------
                                               Title: Authorized Signatory

Confirmed and Accepted,
 as of the date first above written:

THE GILLETTE COMPANY

By: /s/ Gail F. Sullivan
    -----------------------------------
    Name: Gail F. Sullivan
    Title: Vice President and Treasurer

                                       5
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                                                                         ANNEX A

                  UNDERWRITER              PRINCIPAL AMOUNT
                  -----------              ----------------
Citigroup Global Markets Inc. ..........    $   19,175,000
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated ......         2,232,000
UBS Securities LLC .....................        25,000,000
                                            --------------
         Total .........................    $   46,407,000
                                            ==============

                                       A-1
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                                                                         ANNEX B


PRICING SUPPLEMENT No. 017-dated September 9, 2004
--------------------------------------------------
(TO PROSPECTUS DATED JULY 10, 2002 AND                            RULE 424(b)(2)
PROSPECTUS SUPPLEMENT DATED AUGUST 23, 2002)                  FILE NO. 333-86336
FILED SEPTEMBER 13, 2004



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